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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-02095) of Walter Industries, Inc. of our report dated February 28, 2007 except as it relates to the discontinued operations of Crestline Homes Inc. and Kodiak Mining Company, LLC as described in Note 3 as to which the date is March 7, 2008 and February 26, 2009, respectively, and as it relates to the change in segments as described in Note 18, as to which the date is March 7, 2008 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
February 26, 2009

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM